SUB-ADVISORY AGREEMENT

This Agreement (the “Agreement”) is made this 25 day of February, 2019, by and between Timothy Partners, Ltd., a Florida Limited Partnership (“Advisor”), and Victory Capital Management Inc., a New York corporation (“Sub-Advisor”). The Advisor and the Sub-Advisor are each referred to herein as a “Party” to this Agreement.

WHEREAS, the Advisor serves as investment advisor to one or more series of shares of beneficial interest (each a “Fund”) of The Timothy Plan, a Delaware business trust (“Trust”), pursuant to the Investment Advisory Agreement entered into the 19th day of January 1994 (“Investment Advisory Agreement”) as subsequently amended; and

WHEREAS, Section 1 of the Investment Advisory Agreement provides that the Advisor may, from time to time, delegate certain responsibilities under the Investment Advisory Agreement; and

WHEREAS, the Advisor desires to avail itself of the services, advice, and assistance of the Sub-Advisor in providing investment advisory services to each Fund set forth on Schedule “A” attached hereto; and

WHEREAS, the Sub-Advisor is registered under the Investment Advisors Act of 1940, as amended (“Advisors Act”), and is engaged in the business of rendering investment advisory services to investment companies and other institutional clients and desires to provide such services to the Advisor;

NOW, THEREFORE, in consideration of the terms and conditions hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follow:

1.          Employment of the Sub-Advisor. Pursuant to Section 1 of the Investment Advisory Agreement, the Advisor hereby employs the Sub-Advisor to manage the investment and reinvestment of each Fund’s assets as specified from time to time by the Advisor (“Managed Assets”), subject to the control and direction of the Trust’s Board of Trustees (“Board”) and the general oversight of the Advisor, for the period and on the terms hereinafter set forth. The Sub-Advisor hereby accepts such employment and agrees during such period to render the services and to assume the obligations herein set forth for the compensation specified herein.

2.          Services to be provided by the Sub-Advisor. The Sub-Advisor undertakes to provide the following services and to assume the following obligations:

a.                     The Sub-Advisor shall manage the investment and reinvestment of the Managed Assets, all without prior consultation with the Advisor, subject to and in accordance with (i) the investment objective and policies of each Fund set forth in the Trust’s Trust Instrument, as amended, By-Laws, Prospectus, and Statement of Additional Information as from time to time in effect (“Governing Documents”), (ii) the requirements applicable to registered investment companies under applicable laws, including without limitation under the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (“1940 Act”), and under Subchapter M of the Internal Revenue

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Code of 1986, as amended, and the rules and regulations thereunder (“Code”), as they relate to qualification of the Funds as a regulated investment company thereunder, and (iii) any written instructions which the Advisor or the Board may issue from time to time. The Sub-Advisor also agrees to conduct its activities hereunder in accordance with any applicable procedures or policies adopted by the Board or the Advisor in respect of the Funds as notified by the Advisor to the Sub-Advisor from time to time as being in effect (“Procedures”). As of the date of this Agreement, the Advisor hereby affirms that it has provided the Sub-Advisor with copies of all Governing Documents and Procedures and shall promptly provide to the Sub-Advisor any amendments or supplements thereto. Subject to and in pursuance of the foregoing, the Sub-Advisor shall make all determinations with respect to the purchase and sale of portfolio securities in respect of the Managed Assets and shall take such action necessary to implement the same. The Sub-Advisor shall initially determine and make such modifications to the identity and number of shares of in-kind deposit securities and the redemption securities required for a fund deposit or fund redemption for each Fund as may be necessary as a result of rebalancing adjustments and corporate action events (and may give directions to the Funds’ custodian (“Custodian”) with respect to such designation).

The Sub-Advisor shall render such reports to the Board and the Advisor as they may reasonably request concerning the investment activities of the Funds_ It shall be the duty of the Sub-Advisor to furnish to the Board such information as the Board may reasonably request in order for the Board to evaluate this Agreement or any proposed amendments thereto or in connection with the Board’s consideration of any matter contemplated by Section 7 hereof.

Unless the Board or the Advisor gives the Sub-Advisor written instructions to the contrary, the Sub-Advisor shall, in good faith and in a manlier which it reasonably believes best serves the interests of the Funds’ shareholders and in a manner consistent with the Procedures in effect at the time, direct the Custodian as to how to vote all proxies in connection with any matters submitted to a vote of shareholders of securities in which the Managed Assets may be invested. To the extent that the Sub-Advisor votes proxies for the Fund, the Sub-Advisor shall report to the Advisor in a timely manner a record of all proxies voted, in such form and format as permits the Fund to comply with the requirements of Form N-PX with respect to the Managed Assets.

b.            Absent instructions of the Advisor to the contrary, and at all times subject to the requirements of applicable law, the Sub-Advisor is authorized to and shall, in the name of the Funds, place orders for the execution of portfolio transactions with or through such brokers, dealers, or other financial institutions as it may reasonably select. In executing portfolio transactions and selecting broker-dealers in respect of the Managed Assets, the Sub-Advisor will seek to obtain best execution of such transactions on behalf of the Funds. Subject to such policies as the Board may determine and consistent with Section 28(e) of the Securities Exchange Act of 1934, as amended, the Sub-Advisor may pay higher brokerage commissions for brokerage and research services (as those terms are used in Section 28(e)) than might otherwise be available for a similar execution as described below. In evaluating and in selecting the broker-dealer to execute a particular transaction, the Sub-Advisor may also consider the brokerage and research services

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provided by that broker-dealer. In seeking best execution, the Sub-Advisor, bearing in mind each Fund’s best interests at all times, will consider all factors it deems relevant, including by way of illustration, price, the size of the transaction, the nature of the market for the security, the amount of the commission, the timing of the transaction taking into account market prices and trends, the reputation, experience and financial stability of the broker or dealer involved and the quality of service rendered by the broker or dealer in other transactions. The Sub-Advisor will not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused a Fund to pay a broker or dealer that provides brokerage and research services to the Sub-Advisor an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Sub-Advisor determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Sub-Advisor’s overall responsibilities with respect to the Fund and/or to other clients of the Sub-Advisor as to which the Sub-Advisor exercises investment discretion.

On an ongoing basis, at such times as the Advisor or the Board shall request, the Sub-Advisor will provide a written report to the Advisor and the Board, in a form reasonably agreed between the Sub-Advisor and the Advisor or in such other form as the Board may request, summarizing the Advisor’s trading and brokerage activities with respect to the Funds, including without limitation information regarding (i) any “soft dollar” arrangements that the Sub-Advisor maintains with brokers or dealers that execute transactions for the Managed Assets, and (ii) all research and other services provided to the Sub-Advisor by a broker or dealer (whether prepared by such broker or dealer or by a third party) as a result, in whole or in part, of the direction of Fund transactions to the broker or dealer.

On occasions when the Sub-Advisor deems the purchase or sale of a security to be in the best interest of a Fund as well as other clients of the Sub-Advisor, the Sub-Advisor may, in accordance with applicable law and any relevant Procedures, aggregate the securities to be so purchased or sold with orders for other clients of the Sub-Advisor in order to obtain best execution. In such event, allocation of the securities so purchased or sold, as well as of the fees and expenses incurred in the transaction, will be made by the Sub-Advisor consistent with the Sub-Advisor’s procedures (which will for this purpose be substantially identical to the corresponding Procedures) and in a manner that is fair and equitable over time and consistent with the Sub-Advisor’s fiduciary obligations to the Fund and to such other clients.

c.            The Sub-Advisor shall bear its expenses of providing services pursuant to this Agreement. The Funds will pay all expenses other than those expressly stated to be payable by the Sub-Advisor hereunder or by the Advisor under the Advisory Agreement. The Sub-Advisor shall, at its own expense, maintain such staff and employ or retain such personnel and consult with such other persons as shall from time to time be necessary to the performance of its obligations under this Agreement.

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d.        The Sub-Advisor will notify the Advisor of (i) any changes regarding the Sub-Advisor that would affect disclosure in the Trust’s registration statement (“Registration Statement”) under the 1940 Act and the Securities Act of 1933, as amended (“Securities Act”) or any other Trust disclosure document, or (ii) any violation of any requirement, provision, policy, or restriction that the Sub-Advisor is required to comply with under this Agreement, or any other violation of this Agreement, in either event promptly upon becoming aware of such event. The Sub-Advisor will promptly notify both the Advisor and the Funds of any legal process served upon it in connection with its activities hereunder, including any legal process served upon it on behalf of the Advisor or the Funds.

e.        In connection with any purchase or sale of securities or other instruments for the Managed Assets, the Sub-Advisor will arrange for the transmission to the Custodian on a daily basis such confirmations, trade tickets, and other documents and information, including, but not limited to, CUSIP, Sedol, or other numbers that identify the securities or other instruments to be purchased or sold on behalf of the Fund, as may be reasonably necessary to enable the Custodian to perform its custodial, administrative, and recordkeeping responsibilities with respect to the Fund. Copies of such confirmations, trade tickets, and other documents and information, including, but not limited to, CUSIP, Sedol, or other numbers that identify the securities or other instruments to be purchased or sold on behalf of the Fund, shall be provided concurrently to the Advisor. With respect to securities or other instruments to be settled through the Fund’s Custodian, the Sub-Advisor will arrange for the prompt transmission of the confirmation of such trades to the Custodian.

f.        The Sub-Advisor will provide reasonable assistance to the Advisor or other party designated by the Board in assessing the valuation of securities or other instruments held in the Managed Assets, including, without limitation, those for which market quotations are not readily available or those which the Advisor or the Board has otherwise determined to fair value.

g.        The Sub-Advisor is and will continue to be registered as an investment advisor under the Advisors Act and remain eligible to serve as the Funds’ Sub-Advisor for so long as this Agreement remains in effect. The Sub-Advisor will promptly notify the Advisor of the occurrence of any event that would disqualify the Sub-Advisor from serving as an investment advisor of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise, including, without limitation, if it becomes the subject of an administrative proceeding or enforcement action by the Securities and Exchange Commission (“SEC”) or other regulatory authority (including, without limitation, any self-regulatory organization).

h.        The Sub-Advisor represents that it (i) has appointed a Chief Compliance Officer under Rule 206(4)-7 under the Advisors Act; (ii) has adopted written policies and procedures that are reasonably designed to prevent violations of the Advisors Act from occurring, detect violations that have occurred, and correct promptly any violations that have occurred, and will provide notice promptly to the Advisor of any violations relating to the Fund; (iii) has met and will continue to meet for so long as this Agreement remains

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in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory organization; and (iv) has the authority to enter into and perform the services contemplated by this Agreement.

i.        The Sub-Advisor has provided the Trust and the Advisor with a copy of its Form ADV, which as of the date of this Agreement is its Form ADV as most recently filed with the SEC, and promptly will furnish a copy of all amendments and annual updates to the Advisor.

j.        The Sub-Advisor will maintain a written code of ethics (“Code of Ethics”) that complies with the requirements of Rule 17j-1 under the 1940 Act (“Rule 17j-1”), a copy of which will be provided to the Advisor and the Fund, and will institute procedures reasonably necessary to prevent any Access Person (as defined in Rule 17j-1) from violating its Code of Ethics. The Sub-Advisor will comply in all material respects with such Code of Ethics in performing its services under this Agreement. The Sub-Advisor also will certify quarterly to the Trust on behalf of the Fund and the Advisor that it and, to the best of its knowledge, its “Advisory Persons” (as defined in Rule 17j-1) have complied in all material respects with the requirements of Rule 17j-1 during the previous quarter or, if not, describe any failure to do so and explain what the Sub-Advisor has done to seek to ensure such compliance in the future. Annually, the Sub-Advisor will furnish a written report, which complies with the requirements of Rule 17j-1 and Rule 38a-1, concerning the Code of Ethics and compliance program, respectively, to the Trust and the Advisor in such form as may be mutually agreed upon by the Advisor and the Sub-advisor from time to time or as the Board may request. The Sub-Advisor shall notify the Advisor promptly of any material violation of the Code of Ethics involving a Fund. The Sub-Advisor will provide such additional information regarding violations of the Code of Ethics as the Board or the Chief Compliance Officer on behalf of the Fund or the Advisor may reasonably request in order to assess the functioning of the Code of Ethics or any harm caused to a Fund from a violation of the Code of Ethics. Further, the Sub-Advisor represents and warrants that it has policies and procedures regarding the detection and prevention of the misuse of material, nonpublic information by the Sub-Advisor and its employees.

k.        The Sub-Advisor will promptly notify the Advisor of any changes in its officers, directors, or managing members or persons acting in a similar capacity or in the key portfolio management team members responsible for the Funds, or if there is otherwise an actual or expected change in control or management of the Sub-Advisor,

The Sub-Advisor (A) shall maintain such books and records with respect to the Managed Assets as are required by law, including without limitation the 1940 Act and the Advisors Act, and the rules and regulations thereunder, (B) shall render to the Board such periodic and special reports as the Board may request or the Advisor may reasonably request in writing, and (C) shall meet with any person at the request of the Advisor or the Board for the purpose of reviewing the Sub-Advisor’s performance under this Agreement at reasonable times and upon reasonable advance written notice. All such books and records shall be the property of the Fund, and the Sub-Advisor will surrender promptly to the Fund any of such books and records upon the Fund’s request (provided that the Sub-advisor may retain a copy of such books and records) and shall make all such books and

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records available for inspection and use by the SEC, the Funds, the Advisor or any person retained by the Funds at all times. Where applicable, such books and records shall be maintained by the Sub-Advisor for the periods and in the places required by Rule 31a-2 under the 1940 Act.

m              The Sub-Advisor shall timely provide to the Advisor and the Funds all information and documentation they may reasonably request as necessary or appropriate in connection with the compliance by them or either of them with the requirements of any applicable law, including, without limitation, (i) information and commentary for the Fund’s annual and semi-annual reports, (ii) additional certifications related to the Sub-Advisor’s management of the Fund in order to support the Funds’ filings on Form N-CSR, Form N-Q and other applicable forms, and the Fund’s Principal Executive Officer’s and Principal Financial Officer’s certifications under Rule 30a-2 under the 1940 Act, thereon; (iii) a quarterly sub-certification with respect to compliance matters related to the Sub-Advisor and the Sub-Advisor’s management of the Funds, in a form reasonably requested by the Advisor, as it may be amended from time to time; and (iv) an annual certification from the Sub-Advisor’s Chief Compliance Officer, appointed under Rule 206(4)-7 under the Advisors Act, with respect to the design and operation of the Sub-Advisor’s compliance program, in a form reasonably requested by the Advisor.

n.        The Sub-Advisor shall promptly provide notice to the Advisor if it becomes the subject of an administrative proceeding or enforcement action by, or any non-routine inspection by, any governmental, administrative, or self-regulatory agency relating to (i) the Sub-Advisor’s management of the Managed Assets or otherwise relating to the Funds or (ii) matters that the Advisor reasonably views as material to the Sub-Advisor’s ability to provide services to the Funds. The Sub-Advisor shall notify the Advisor and the Funds of any deficiency letter from a government or regulatory body or similar communications or actions relating to the Managed Assets or the Sub-Advisor’s services to the Funds.

o.        The Sub-Advisor shall maintain the confidentiality of Trust information, other than as needed to conduct the business of the Fund or as may be required to be disclosed by applicable law or compelled by judicial or regulatory authority having competent jurisdiction, and exercise at least the same standard of care that it uses to protect its own confidential and proprietary information.

p.        In furnishing services hereunder, the Sub-Advisor will not consult with any other sub-advisor to the Trust or the sub-advisor to any other investment company managed by the Advisor concerning transactions of each Fund in securities or other assets. (This shall not be deemed to prohibit the Sub-Advisor from consulting with any of the other sub-advisors concerning compliance with paragraphs (a) and (b) of Rule 12d3-1 under the Investment Company Act.)

3.       Compensation; Expenses

a.            Compensation of the Sub-Advisor. In full consideration of services rendered and the expenses incurred by the Sub-Advisor in the performance of such services, the Advisor will pay the Sub-Advisor a fee, at the annual rate set forth in Schedule A hereto, based on the average

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daily net Managed Assets (“Sub-Advisory Fee”). Such Sub-Advisory Fee shall be accrued daily and paid monthly no later than 10 days after the end of each month for which the Sub-Advisory Fee is earned. If the Sub-Advisor shall serve for less than the whole of any month, the Sub-Advisory Fee shall be prorated. For the purpose of determining the Sub-Advisory Fee payable to the Sub-Advisor, the value of the average daily net Managed Assets shall be computed at the times and in the same manner as the Fund’s average daily net assets are computed for purposes of calculating the advisory fee paid by the Funds to the Advisor (“Advisory Fee”) as determined by the Board and set forth in the Governing Documents.

b.                Marketing Expenses. Sub-Advisor agrees to bear a portion of the reasonable expenses associated with marketing the Funds as the Advisor and Sub-Advisor have mutually agreed in writing from time to time to share. Advisor shall submit an invoice to Sub-Advisor quarterly for such expenses for payment within 30 days.

4.        Conflicts. Without limiting any fiduciary duty or other obligation of the Sub-advisor to the Funds, the Sub-Advisor will implement, establish, maintain, and comply with reasonable compliance policies and procedures that are (i) acceptable to the Board and the Advisor and (ii) intended to address conflicts of interest associated with the side by side management of the Managed Assets and the investment portfolios of other clients it advises.

5.        Liability of the Sub-Advisor. Absent willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties hereunder on the part of the Sub-Advisor or any of its partners, members, officers, agents, employees. or shareholders or the breach by the Sub-Advisor of any representation or warranty hereunder, neither the Sub-Advisor nor any of its partners, members, officers, employees and shareholders shall be liable for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding, or sale of any security. Nothing herein shall constitute a waiver of any rights or remedies that the Funds may have under any federal or state securities laws whose applicability is not permitted to be contractually waived.

6.        Indemnifications.

a.          Indemnification by the Sub-Advisor. The Sub-Advisor hereby agrees to indemnify and hold harmless the Fund and the Advisor and their respective Trustees, members, officers, directors, employees, shareholders, affiliates, and agents and each person, if any, who controls the Fund or the Advisor within the meaning of Section 15 of the Securities Act, against any and all direct losses, damages, costs, charges, reasonable counsel fees, payments, expenses, liability, claims, actions, suits, or proceedings at law or in equity whether brought by a private party or a governmental department, commission, board, bureau, agency, or instrumentality of any kind, arising out of or attributable to the willful misconduct, bad faith, gross negligence, or reckless disregard of obligations or duties in the performance of the Sub-Advisor’s duties (on the part of the Sub-Advisor or any of its partners, members, officer, agents, employees, shareholders, affiliates, or controlling persons) under this Agreement or the material breach of any representation or warranty hereunder. The rights of indemnification provided in this section shall not be exclusive of or affect any other rights to which any person may be entitled by contract or otherwise by law.

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b.                Indemnification by the Advisor. The Advisor shall indemnify and hold harmless the Sub-Advisor and each of its partners, members, officers, agents, employees and shareholders, and each person, if any, who controls the Sub-Advisor within the meaning of Section 15 of the Securities Act, against any and all direct losses, damages, costs, charges, reasonable counsel fees, payments, expenses, liability, claims, actions, suits, or proceedings at law or in equity whether brought by a private party or a governmental department, commission, board, bureau, agency, or instrumentality of any kind, arising out of or attributable to (i) any action or inaction by the Sub-Advisor that the Sub-Advisor has taken or refrained from taking, as applicable, in good faith pursuant to and consistent with the Advisor’s written instructions to the Sub-Advisor; or (ii) the willful misconduct, bad faith, gross negligence or reckless disregard of obligations or duties in the performance of the Advisor’s duties (on the part of the Advisor or any of its officers, directors, partners, agents, employees, affiliates, or controlling persons) under this Agreement or the material breach of any representation or warranty hereunder. The rights of indemnification provided in this section shall not be exclusive of or affect any other rights to which any person may be entitled by contract or otherwise by law.

7.        Renewal, Termination, and Amendment. This Agreement shall continue in effect with respect to each Fund, unless sooner terminated as hereinafter provided, until the second anniversary of the date set forth above, and shall continue in full force and effect for successive periods of one year thereafter, but only so long as each such continuance is specifically approved at least annually by (i) the Trustees of the Trust or (ii) a vote of the holders of a majority of the outstanding voting securities of the Fund and, in either event, by vote of a majority of the Trustees who are not parties to this Agreement or interested persons of any such party, cast in accordance with the provisions of the 1940 Act.

This Agreement may be terminated at any time with respect to a Fund without payment of any penalty, by the Advisor, the Board, or by a vote of a majority of the outstanding voting securities of the Fund upon 60 days’ prior written notice to the Sub-Advisor, or upon such shorter notice as may be mutually agreed upon. This Agreement may also be terminated immediately, without the payment of any penalty, by (i) either Party upon material breach by the other Party of any agreement, obligation, representation, or warranty set forth in this Agreement, or (ii) by the Advisor if, in the reasonable judgment of the Advisor, the Sub-Advisor becomes unable to discharge its duties and obligations under this Agreement, including circumstances such as the insolvency of the Sub-Advisor, the termination, resignation, or other loss of a portfolio manager, or other circumstances that the Advisor determines could adversely affect the Fund. This Agreement may also be terminated immediately, without the payment of any penalty, by the Advisor if the Sub-Advisor becomes subject to any enforcement actions or administrative proceedings that the Advisor reasonably expects to have a material and adverse effect on the Sub-Advisor’s ability to perform under the Agreement. This Agreement shall terminate automatically and immediately (i) upon termination of the Advisory Agreement between the Advisor and the Fund and (ii) in the event of its assignment. The Sub-Advisor shall promptly notify the Advisor of any transaction or other event that results in an assignment of this Agreement within the meaning of the 1940 Act.

In the event of a termination of this Agreement, those paragraphs of this Agreement which govern the conduct of the Parties’ future interactions with respect to the Sub-Advisor having provided investment advisory services to the Fund for the duration of the Agreement, including, but not limited to, paragraphs 2 ( I ) - (n), 5, 6, 10 -13, shall survive the termination of the Agreement.

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This Agreement may be amended at any time by the Sub-Advisor and the Advisor, subject to approval by a majority of those Trustees of the Trust who are not interested persons of any Party and, if required by applicable law or SEC rules and regulations, a vote of a majority of the Fund’s outstanding voting securities.

8.        Use of Names.

a.        The Sub-Advisor shall not use the name of the Funds or the Advisor in any manner not approved prior thereto by the Advisor; provided, however, that the Sub-Advisor may use the name of the Advisor or the Funds in any material that merely refers in accurate terms to the Sub-Advisor’s provision of the Sub-Advisory services to the Funds and related performance information.

b.        The Sub-Advisor hereby grants to the Advisor and the Trust during the term of this Agreement the right and license to use the Sub-Advisor’s name and registered and unregistered trademarks, service marks and logos on websites, marketing literature, Prospectuses, Statements of Additional Information, shareholder reports, proxies, and in other materials solely for the purpose of disclosing and promoting the relationship between the parties to this Agreement. In accordance with the license rights granted in the preceding sentence, the Advisor agrees to furnish to the Sub-Advisor copies of such documents that refer to the Sub-Advisor prior to the use thereof, and not to use such material if the Sub-Advisor reasonably objects in writing within three (3) business days (or such other time as may be mutually agreed) after receipt thereof.

c.        Third-Party Beneficiaries. Notwithstanding Section 6 of this Agreement, no person other than the Funds. and each of the persons from time to time serving as a Trustee, officer, or agent of the Funds, and each of the persons named as entitled to indemnification under Section 6 of this Agreement, shall be entitled to any right or benefit arising under or in respect of this Agreement; there are no third-party beneficiaries of this Agreement. Without limiting the generality of the foregoing, nothing in this Agreement is intended to, or shall be read to, (i) create in any person other than the Fund any direct, indirect, derivative, or other rights against the Advisor or Sub-Advisor, or (ii) create or give rise to any duty or obligation on the part of the Advisor or Sub-Advisor (including without limitation any fiduciary duty) to any person other than the Fund (including without limitation any shareholder in the Fund), all of which rights, benefits, duties, and obligations are hereby expressly excluded.

9.        Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statue, rule, or otherwise, the remainder of this Agreement shall not be affected thereby.

10.        Miscellaneous. Each Party agrees to perform such further actions and execute such further documents as are necessary to effectuate the purposes hereof. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of New York, without giving effect to conflicts of laws rules. Exclusive jurisdiction over any action, suit, or proceeding under, arising out of, or relating to this Agreement shall lie in the federal and

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state courts within the State of New York, and each party hereby waives any objection it may have at any time to the laying of venue of any such proceedings brought in any such courts, waives any claim that such proceedings have been brought in an inconvenient forum, and further waives the right to object, with respect to such proceedings, that any such court does not have jurisdiction over that party. The captions in this Agreement are included for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed in several counterparts, all of which together shall for all purposes constitute one agreement, binding on the Parties.

11.        Certain Definitions. The terms “vote of a majority of the outstanding voting securities,” “assignment,” -control,” and “interested persons,” when used herein, shall have the respective meanings specified in the 1940 Act. References in this Agreement to the 1940 Act and the Advisors Act shall be construed as references to such laws as now in effect or as hereafter amended, and shall be understood as inclusive of any applicable rules, interpretations and/or orders adopted or issued thereunder by the SEC.

12.        Independent Contractor. The Sub-Advisor shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Board from time to time, have no authority to act for or represent a Fund in any way or otherwise be deemed an agent of a Fund.

13.        Notices. Notices of any kind to be given to the Advisor hereunder by the Sub-Advisor or the Trust shall be in writing and shall be duly given if mailed or delivered to the Advisor at 1055 Maitland Center Commons Blvd, Maitland, FL 32751, Attn: Chief Compliance Officer, or at such other address or to such individual as shall be so specified by the Advisor to the Sub-Advisor and the Trust. Notices of any kind to be given to the Sub-Advisor hereunder by the Advisor or the Trust shall be in writing and shall be duly given if mailed or delivered to the Sub-Advisor at 4900 Tiedeman Road, 4th Floor, Brooklyn, Ohio 44144, Attention: Chief Operating Officer, with a copy to Mannik Dhillon, or at such other address or to such individual as shall be so specified by the Sub-Advisor to the Advisor and the Trust. Notices of any kind to be given to the Trust hereunder by the Advisor or Sub-Advisor shall be in writing and shall be duly given if mailed or delivered to 1055 Maitland Center Commons Blvd, Maitland, FL 32751, Ann: Chief Compliance Officer, or at such other address or to such individual as shall be so specified by the Trust to the Advisor. Notices shall be effective upon delivery.

(Signature Page Follows)

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IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first written above.

TIMOTHY PARTNERS, LTD.,

By:
Name: Arthur Ally
Title: President

VICTORY CAPITAL MANAGEMENT INC.

By:
Michael
Title: COO

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Schedule A

Sub-Advisory Fee Schedule

Timothy Plan US Large Cap Core ETF

Timothy Plan US Small Cap Core ETF

Timothy Plan US High Dividend Stock ETF

Timothy Plan International ETF

The Sub-Advisory Fee for each Fund listed above shall be:

1.

For the first 6 months following the launch of the Fund or until the Fund’s net assets reach $25 million, whichever occurs first: 0.02% of the Fund’s average daily net assets, subject to a minimum fee of: and

Domestic ETFs: $8,500

Developed (Int’l) ETFs: $10,500

2.	Thereafter, the management fee payable by the Advisor to the Sub-Advisor under this Sub-Advisory Agreement shall be as follows: (Subject to the minimum fees above)

Domestic ETFs: 23.5 basis points

Developed (Int’l): 28.5 basis points

The minimum annual fee due Victory Capital shall be prorated and applied for the period covered by each applicable invoice.